UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.   )

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SURGE COMPONENTS, INC.

(Name of Registrant as Specified In Its Charter)

Bradley P. Rexroad
Michael D. Tofias

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Concerned Stockholders of Surge Components Compelled to Commence Litigation to Obtain Stockholder List

—Surge Continues to Not Provide Customary Stockholder List—

—Surge Fails to Make an Appearance in Nevada Court to Account for its Conduct—

New York, NY—November 8, 2016—The Concerned Stockholders of Surge Components, Inc., long-term stockholders of Surge Components, Inc. (OTCPK: SPRS) (“Surge”) who beneficially own approximately 22% of Surge, announced today that they have been compelled to initiate litigation in Nevada related to Surge’s ongoing refusal to provide customary stockholder list materials. The Concerned Stockholders believe that Surge is not providing this information for no reason other than to frustrate the ability of the Concerned Stockholders to communicate with their fellow stockholders in connection with Surge’s upcoming annual meeting.

“We believe that Nevada law requires Surge to provide us with a customary ‘NOBO’ list,” said Michael D. Tofias, one of the Concerned Stockholders. “It is unconscionable that Surge would seek to impede our statutory right to speak openly and freely with our fellow stockholders about the upcoming annual meeting. We have been forced to bring this lawsuit to ensure a level playing field at the annual meeting.”

“To make matters worse, Surge has not even bothered to make an appearance in Nevada court to respond to our lawsuit,” said Bradley P. Rexroad, one of the Concerned Stockholders. “We believe that all of this is further evidence that Surge’s management team and board of directors will do anything possible to deter us in bringing about change through the election of new directors at the annual meeting. We will not be deterred in this effort.”

The Concerned Stockholders remind their fellow stockholders to vote the WHITE proxy card TODAY to bring experienced and independent voices to Surge’s board of directors.

About Concerned Stockholders of Surge Components, Inc.:

Concerned Stockholders of Surge Components, Inc. is a group of long-term stockholders of Surge Components, Inc. (“Surge”), who beneficially own approximately 22% of the company. They are pursuing the election of two candidates to Surge’s board of directors, and the approval of various proposals, at Surge’s upcoming annual meeting of stockholders.

Contact:

For Concerned Stockholders of Surge Components, Inc.
Bradley Rexroad, +1-507-86SURGE (507-867-8743)
concernedsurgestockholders@gmail.com